SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  December 30, 1998



                          McMoRan Exploration Co.

            Delaware            001-07791           72-1424200
       (State or other        (Commission          (IRS Employer
       jurisdiction of        File Number)         Identification
       incorporation or                               Number)
        organization)

                            1615 Poydras Street
                       New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000



          Item 5.   Other Events.
               ------------------
          The following news release was made by McMoRan Exploration Co. on December 30, 1998:


          NEW ORLEANS, LA, December 30, 1998 - McMoRan Exploration Co. (NYSE: MMR) today announced that its Board of Directors has amended its stockholder rights plan to increase the percentage ownership threshold at which the plan is activated. Previously, the rights issued under the plan would have become exercisable whenever an individual or group beneficially owns 15 percent or more of MMR's common stock without approval by MMR's Board of Directors. After the amendment, the rights will become exercisable whenever an individual or group beneficially owns 25 percent or more of MMR's common stock, except when an individual or group has agreed to certain approved "standstill" arrangements, in which case the rights will become exercisable whenever the individual or group beneficially owns 35 percent or more of MMR's common stock. If a stockholder exceeds the 25 or 35 percent thresholds, as described above, all other stockholders will be able to exercise their rights pursuant to MMR's stockholder rights plan, which will entitle them to buy MMR common stock at a discounted price.

             MMR believes that the amended plan will continue to provide appropriate protection for all of its stockholders.

             MMR is an independent public company engaged in the exploration, development and production of oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area; and the mining, purchasing, transporting, terminaling and marketing of sulphur.




                                      SIGNATURE
                                 ------------------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Exploration Co.

                                        By:   /s/ C. Donald Whitmire
                                             -------------------------------
                                                 C. Donald Whitmire
                                             Vice President & Controller -
                                                 Financial Reporting
                                                (authorized signatory)

          Date:  January 12, 1999